Exhibit 4.7

WAIVER OF REGISTRATION RIGHTS

This Waiver of Registration Rights is entered into as of September 14, 2012 by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and the undersigned holders of shares of capital stock of the Company (the “Stockholders”).

WHEREAS, the Company is contemplating filing with the Securities and Exchange Commission a universal shelf registration statement on Form S-3 (the “Registration Statement”) covering the primary offering of securities by the Company;

WHEREAS, pursuant to Section 2 of the Second Amended and Restated Registration Rights Agreement dated as of August 19, 2009 (the “Agreement”) by and between the Company and certain of its stockholders, the Company has granted certain registration rights with respect to Registrable Securities (as such term is defined in the Agreement) beneficially owned by the Stockholders in connection with the registration of securities by the Company under the Securities Act of 1933, as amended;

WHEREAS, the undersigned Stockholders represent holders of at least fifty-one percent (51%) of the outstanding shares of the Company’s common stock issued upon conversion of the Company’s series C-2 preferred stock that are Registrable Securities (as such term is defined in the Agreement) and are the only holders of shares of the Company’s common stock that are Registrable Securities as of the date hereof (as such term is defined in the Agreement); and

WHEREAS, the undersigned Stockholders desire to waive their registration rights and any and all notice requirements in order to preserve for the Company maximum flexibility in meeting the Company’s financial and other needs in connection with offerings that may be undertaken by the Company under the Registration Statement.

NOW, THEREFORE, upon the execution of this Waiver of Registration Rights by the Company and the undersigned Stockholders, and pursuant to Sections 2(a) and 11(d) of the Agreement, the undersigned Stockholders hereby waive the registration rights and any and all notice requirements of the Stockholders under the Agreement in connection with the Registration Statement.

This Waiver of Registration Rights shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

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IN WITNESS WHEREOF, the parties have executed this Waiver of Registration Rights effective as of the date first above written.

NANOSPHERE, INC.

By:	/s/ William P. Moffitt, III
William P. Moffitt, III Chief Executive Officer

AOQ TRUST

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

LFT PARTNERSHIP

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

ALFA-TECH, LLC

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

LURIE INVESTMENT FUND, L.L.C.

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

LURIE INVESTMENTS, INC.

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

EAGLE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

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WASK INVESTMENTS, L.L.C.

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

ANN AND ROBERT H. LURIE FOUNDATION

By:	/s/ Mark Slezak
Mark Slezak Authorized Signatory

/s/ William P. Moffitt, III
William P. Moffitt, III

/s/ Mark Slezak
Mark Slezak

/s/ Chad Mirkin
Chad A. Mirkin

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